Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2007 Equity Incentive Plan, as amended and restated, of comScore, Inc. of our report dated March 5, 2008, with respect to the consolidated financial statements of comScore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
McLean, Virginia
November 13, 2008